Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS THIRD-QUARTER 2020 RESULTS

•Third-quarter sales of $2.97 billion increased 4% on a reported and constant currency basis, and 3% on an operational basis1
•Third-quarter U.S. GAAP earnings per share (EPS) of $0.69 decreased 3%; adjusted EPS of $0.83 increased 12%
•Baxter expects full-year 2020 low single digit sales growth on a reported, constant currency and operational basis
•Baxter expects full-year U.S. GAAP EPS of $2.41 to $2.44; adjusted EPS of $3.02 to $3.05

DEERFIELD, Ill., OCT. 29, 2020 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported earnings for the third quarter of 2020 and updated its outlook for full-year 2020.
“Baxter’s third-quarter performance reflects ongoing demand for our medically essential products as well as the company’s agility and resilience amid a historic public health crisis,” said José (Joe) E. Almeida, chairman and chief executive officer. “Our multiyear transformation has positioned us with the strength and adaptability to address today’s unique challenges while continuing to identify opportunities to drive additional value for patients, clinicians, communities and shareholders.”

______________________
1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

Third-Quarter Financial Results
Worldwide sales in the third quarter totaled $2.97 billion, an increase of 4% on both a reported and constant currency basis, and 3% on an operational basis compared to the prior-year period. Operational sales in the third quarter exclude the impact of foreign exchange and the company’s February 2020 acquisition of Seprafilm.
Sales in the U.S. totaled $1.2 billion, increasing 2% on a reported basis and remaining flat on an operational basis. International sales of $1.7 billion grew 6% on a reported basis, 5% on a constant currency basis and 4% on an operational basis.
Growth across all three of Baxter’s geographic segments and five of six global business units (GBUs) contributed to positive performance for the quarter at both reported and constant currency rates. These results helped offset a low single digit decline in Medication Delivery on a reported and constant currency basis. Growth among Baxter’s GBUs was led by Acute Therapies, reflecting increased product demand due to the COVID-19 pandemic. Sales in the quarter, most notably in the Medication Delivery and Pharmaceuticals businesses, continue to be impacted by lower rates of emergency room utilization and hospitalizations in the wake of the pandemic. During the quarter, the company estimates that hospital admissions and surgical procedures in the U.S. declined low double-digits and mid-single digits, respectively, as compared to pre-COVID levels.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s GBUs and geographic segments.
For the third quarter, net income attributable to Baxter was $356 million, or $0.69 per diluted share, a decrease of 3% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $75 million after-tax, which were primarily related to intangible asset amortization and business optimization expenses. On an adjusted basis, net income attributable to Baxter totaled $431 million in the third quarter, or $0.83 per diluted share. Adjusted earnings per diluted share increased 12% in the third quarter.
Advancing American Kidney Health Initiative Finalized
Last month the Centers for Medicare and Medicaid Services (CMS) announced the finalization of the End-Stage Renal Disease (ESRD) Treatment Choices (ETC) payment model, a core component of the Advancing American Kidney Health Initiative (AAKHI). AAKHI is a groundbreaking framework focused on improving outcomes, lowering heath system costs and offering quality-of-life benefits for patients with chronic kidney disease. The ETC payment model will encourage access to and adoption of home dialysis over the next five years. Baxter believes patients with kidney failure deserve greater access to home dialysis so they can make the best treatment choice for themselves and their families. As a global leader in renal care, Baxter remains committed to working closely with healthcare providers to increase home dialysis adoption.
Business Highlights2
Baxter continues to achieve notable strategic milestones in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Announced U.S. Food and Drug Administration (FDA) De Novo authorization for Theranova, a novel dialysis membrane designed to deliver expanded hemodialysis (HDx) therapy, which filters a wider range of molecules from the blood than traditional hemodialysis (HD) filters. By granting a De Novo authorization, the FDA is establishing a new class of dialyzer technology with unique performance standards.
•Was granted U.S. FDA approval of new formulations of Clinimix (amino acids in dextrose) Injections and Clinimix E (amino acids with electrolytes in dextrose and calcium) Injections. These new formulations contain the highest protein in any multi-chamber bag available in the U.S., allowing clinicians more flexibility in meeting their patients’ nutritional goals.
•Received U.S. FDA Emergency Use Authorizations (EUAs) for Baxter’s Regiocit replacement solution, HF20 Set and ST Set, products used in continuous renal replacement therapy (CRRT). The EUAs provide clinicians with new options to help care for critically ill patients amid rising demand for CRRT due to the COVID-19 pandemic.
•Announced a distribution agreement with bioMérieux, a global leader in in vitro diagnostics, for the NEPHROCLEARTM CCL14 diagnostic test. The test is currently in development for use in assessing the risk of developing persistent severe acute kidney injury (AKI).

__________________________
2See links to original press releases for additional product information.

•Supported a new investigator-initiated study demonstrating the role of indirect calorimetry (IC) in improving the accuracy of measuring COVID-19 patients’ nutritional needs during their intensive care unit stay. Interim findings, recently published in Critical Care, suggest the potential role that novel Q-NRG+ indirect calorimetry technology can play in delivering personalized nutrition care to this population.
Corporate Responsibility
Building on Baxter’s strong diversity and inclusion platform, senior leadership is working in close collaboration with the Baxter Black Alliance business resource group and colleagues from across the company on a multidimensional program to advance inclusion and racial justice. The ACT (Activating Change Today) initiative is focused on driving results across four key areas – Workforce, Workplace, Community and Marketplace – encompassing employees, external stakeholders, and the markets and communities Baxter serves.
Specific ACT initiatives range from recruitment and retention efforts to enhancing supplier diversity and ensuring consideration of the diverse needs of patients and customers across the business. As part of these efforts, the Baxter International Foundation has committed to a $2 million grant to the American Diabetes Association® focused on addressing diabetes education and care disparities affecting Black Americans. More details on the ACT program are now posted on the Baxter website.
The company and foundation also continue to mobilize in response to natural disasters and other emergencies. In recent months, this has included product and monetary donations in response to the impact of California wildfires, Hurricane Laura, the August 2020 explosion in Beirut, and the derecho windstorm that affected the Midwestern United States.
Baxter continues to be recognized for its commitment to corporate responsibility and workplace excellence. The company was most recently:
•Ranked number 40 of 928 companies by Forbes and JUST Capital on the 2021 Just 100 list of America’s “Most Just” companies.
•Recognized by Working Mother magazine on its 2020 lists of the 100 Best Companies and the Best Companies for Dads.

•Ranked among the top 10% on the 2020 Diversity Best Practices Inclusion Index.
2020 Financial Outlook
For full-year 2020, Baxter expects sales growth compared to the prior-year period to be up low single digits on a reported, constant currency and operational basis. The company expects U.S. GAAP earnings of $2.41 to $2.44 per share and adjusted earnings, before special items, of $3.02 to $3.05 per share. This outlook assumes, among other things, low double-digit declines in hospital admissions and mid-single digit declines in surgical volumes in the fourth quarter 2020 as compared to pre-COVID levels.
A webcast of Baxter’s third-quarter 2020 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 29, 2020. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of this press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and year-to-date periods ended September 30, 2020 and projected full-year 2020, operational sales growth excludes the impact of foreign exchange and the company’s recent acquisition of Seprafilm. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of the company’s recent acquisition of Seprafilm.
For the quarter and year-to-date periods ended September 30, 2020 and projected full-year 2020, special items include intangible asset amortization and impairment charges, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, and investigation and related costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management and the company’s Board of Directors use these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results and business development activities and outlook for full-year 2020. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products (including the impact of reduced hospital admission rates and elective surgery volumes); product development risks (including any delays in required regulatory approvals); product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the impact of global economic conditions (including potential trade wars) and continuing public health crises and epidemics, such as the novel strain of coronavirus (COVID-19), including related resurgences, on us and our customers and suppliers, including foreign governments in countries in which we operate; breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft (as a result of increased remote working arrangements or otherwise); the adequacy of the company’s cash flows from operations (which may be negatively impacted by collectability concerns as a result of the COVID-19 pandemic or otherwise) and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including the FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation, including the opioid litigation and litigation related to our internal investigation of foreign exchange gains and losses; the impacts of the material weakness identified as a result of the internal investigation and our remediation efforts, including the risk that we may experience additional material weaknesses or other deficiencies; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multi-year capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical and Seprafilm Adhesion Barrier); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Forms 10-K and 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Clinimix, Clinimix E, Regiocit, Seprafilm and Theranova are registered trademarks of Baxter International Inc. Other trademarks appearing here are the property of their respective owners.

###

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2020	2019	Change
NET SALES	$2,972	$2,851	4%
COST OF SALES	1,777	1,621	10%
GROSS MARGIN	1,195	1,230	(3)%
% of Net Sales	40.2%	43.1%	(2.9 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	601	627	(4)%
% of Net Sales	20.2%	22.0%	(1.8 pts)
RESEARCH AND DEVELOPMENT EXPENSES	123	144	(15)%
% of Net Sales	4.1%	5.1%	(1.0 pts)
OTHER OPERATING EXPENSE (INCOME), NET	1	(44)	NM
OPERATING INCOME	470	503	(7)%
% of Net Sales	15.8%	17.6%	(1.8 pts)
INTEREST EXPENSE, NET	39	13	200%
OTHER EXPENSE, NET	16	9	78%
INCOME BEFORE INCOME TAXES	415	481	(14)%
INCOME TAX EXPENSE	56	106	(47)%
% of Income Before Income Taxes	13.5%	22.0%	(8.5 pts)
NET INCOME	359	375	(4)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	6	(50)%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$356	$369	(4)%

EARNINGS PER SHARE
Basic	$0.70	$0.72	(3)%
Diluted	$0.69	$0.71	(3)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	511	511
Diluted	518	520

ADJUSTED OPERATING INCOME (excluding special items)¹	$570	$555	3%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$515	$533	(3)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$431	$386	12%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.83	$0.74	12%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended September 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense (Income), Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,195	$601	$123	$1	$470	$415	$56	$359	$356	$0.69
Reported percent of net sales (or percent of income before income taxes for income tax expense)	40.2%	20.2%	4.1%	0.0%	15.8%	14.0%	13.5%	12.1%	12.0%
Intangible asset amortization[1]	57	—	—	—	57	57	15	42	42	0.08
Business optimization items[2]	6	(25)	(1)	—	32	32	8	24	24	0.05
Acquisition and integration expenses[3]	—	—	—	(1)	1	1	—	1	1	0.00
European medical devices regulation[4]	8	—	—	—	8	8	2	6	6	0.01
Investigation and related costs[5]	—	(2)	—	—	2	2	—	2	2	0.00
Adjusted	$1,266	$574	$122	$—	$570	$515	$81	$434	$431	$0.83
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.6%	19.3%	4.1%	0.0%	19.2%	17.3%	15.7%	14.6%	14.5%

The company’s U.S. GAAP results for the three months ended September 30, 2019 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,230	$627	$144	$(44)	$503	$481	$106	$375	$369	$0.71
Reported percent of net sales (or percent of income before income taxes for income tax expense)	43.1%	22.0%	5.1%	(1.5)%	17.6%	16.9%	22.0%	13.2%	12.9%
Intangible asset amortization[1]	48	—	—	—	48	48	15	33	33	0.06
Business optimization items[2]	10	(10)	(8)	—	28	28	8	20	20	0.04
Acquisition and integration expenses[3]	8	(3)	(2)	—	13	13	5	8	8	0.02
European medical devices regulation[4]	7	—	—	—	7	7	2	5	5	0.01
Insurance recoveries from a legacy product-related matter[6]	—	—	—	4	(4)	(4)	(1)	(3)	(3)	(0.01)
Hurricane Maria insurance recoveries[7]	—	—	—	40	(40)	(40)	(10)	(30)	(30)	(0.06)
U.S. tax reform[8]	—	—	—	—	—	—	16	(16)	(16)	(0.03)
Adjusted	$1,303	$614	$134	$—	$555	$533	$141	$392	$386	$0.74
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	45.7%	21.5%	4.7%	0.0%	19.5%	18.7%	26.5%	13.7%	13.5%

1The company’s results in 2020 and 2019 included intangible asset amortization expense of $57 million ($42 million, or $0.08 per diluted share, on an after-tax basis) and $48 million ($33 million, or $0.06 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2020 and 2019 included charges of $32 million ($24 million, or $0.05 per diluted share, on an after-tax basis) and $28 million ($20 million, or $0.04 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis.
3The company’s results in 2020 included $1 million ($1 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration expenses related to the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2019 included $13 million ($8 million, or $0.02 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Claris and the Recothrom and Preveleak products in prior periods and the purchase of in-process R&D assets.
4The company’s results in 2020 and 2019 included costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and $7 million ($5 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in 2021.
5The company’s results in 2020 included costs of $2 million ($2 million, or $0.00 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions and related legal matters.
6The company's results in 2019 included a benefit of $4 million ($3 million, or $0.01 per diluted share, on an after-tax basis) related to its allocation of insurance proceeds received pursuant to a settlement and cost-sharing agreement for a legacy product-related matter.
7The company's results in 2019 included a benefit of $40 million ($30 million, or $0.06 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.
8The company's results in 2019 included updates to the estimated impact of U.S. federal tax reform previously made by the company of $16 million, or $0.03 per diluted share.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2020	2019	Change
NET SALES	$8,492	$8,323	2%
COST OF SALES	5,096	4,860	5%
GROSS MARGIN	3,396	3,463	(2)%
% of Net Sales	40.0%	41.6%	(1.6 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,819	1,869	(3)%
% of Net Sales	21.4%	22.5%	(1.1 pts)
RESEARCH AND DEVELOPMENT EXPENSES	386	439	(12)%
% of Net Sales	4.5%	5.3%	(0.8 pts)
OTHER OPERATING INCOME, NET	(19)	(81)	(77)%
OPERATING INCOME	1,210	1,236	(2)%
% of Net Sales	14.2%	14.9%	(0.7 pts)
INTEREST EXPENSE, NET	96	51	88%
OTHER (INCOME) EXPENSE, NET	32	(8)	NM
INCOME BEFORE INCOME TAXES	1,082	1,193	(9)%
INCOME TAX EXPENSE	143	163	(12)%
% of Income Before Income Taxes	13.2%	13.7%	(0.5 pts)
NET INCOME	939	1,030	(9)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5	6	(17)%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$934	$1,024	(9)%

EARNINGS PER SHARE
Basic	$1.83	$2.01	(9)%
Diluted	$1.81	$1.97	(8)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	509	510
Diluted	517	520

ADJUSTED OPERATING INCOME (excluding special items)¹	$1,534	$1,511	2%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$1,406	$1,468	(4)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,185	$1,216	(3)%
ADJUSTED DILUTED EPS (excluding special items)¹	$2.29	$2.34	(2)%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the nine months ended September 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$3,396	$1,819	$386	$(19)	$1,210	$1,082	$143	$939	$934	$1.81
Reported percent of net sales (or percent of income before income taxes for income tax expense)	40.0%	21.4%	4.5%	(0.2)%	14.2%	12.7%	13.2%	11.1%	11.0%
Intangible asset amortization[1]	165	—	—	—	165	165	38	127	127	0.25
Business optimization items[2]	24	(53)	—	17	60	60	13	47	47	0.09
Acquisition and integration expenses[3]	11	(7)	(22)	2	38	38	8	30	30	0.06
European medical devices regulation[4]	22	—	—	—	22	22	6	16	16	0.03
Investigation and related costs[5]	3	(18)	(1)	—	22	22	4	18	18	0.03
Intangible asset impairment[6]	17	—	—	—	17	17	4	13	13	0.03
Adjusted	$3,638	$1,741	$363	$—	$1,534	$1,406	$216	$1,190	$1,185	$2.29
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.8%	20.5%	4.3%	0.0%	18.1%	16.6%	15.4%	14.0%	14.0%

The company’s U.S. GAAP results for the nine months ended September 30, 2019 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$3,463	$1,869	$439	$(81)	$1,236	$1,193	$163	$1,030	$1,024	$1.97
Reported percent of net sales (or percent of income before income taxes for income tax expense)	41.6%	22.5%	5.3%	(1.0)%	14.9%	14.3%	13.7%	12.4%	12.3%
Intangible asset amortization[1]	136	—	—	—	136	136	34	102	102	0.20
Business optimization items[2]	39	(50)	(42)	—	131	131	29	102	102	0.20
Acquisition and integration expenses[3]	25	(8)	(8)	4	37	37	11	26	26	0.05
European medical devices regulation[4]	17	—	—	—	17	17	4	13	13	0.03
Intangible asset impairment[6]	31	—	—	—	31	31	7	24	24	0.05
Insurance recoveries from a legacy product-related matter[7]	—	—	—	37	(37)	(37)	(8)	(29)	(29)	(0.06)
Hurricane Maria insurance recoveries[8]	—	—	—	40	(40)	(40)	(10)	(30)	(30)	(0.06)
U.S. tax reform[9]	—	—	—	—	—	—	16	(16)	(16)	(0.03)
Adjusted	$3,711	$1,811	$389	$—	$1,511	$1,468	$246	$1,222	$1,216	$2.34
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	44.6%	21.8%	4.7%	0.0%	18.2%	17.6%	16.8%	14.7%	14.6%
1.The company’s results in 2020 and 2019 included intangible asset amortization expense of $165 million ($127 million, or $0.25 per diluted share, on an after-tax basis) and $136 million ($102 million, or $0.20 per diluted share, on an after-tax basis), respectively.
2.The company’s results in 2020 and 2019 included charges of $77 million ($64 million, or $0.12 per diluted share, on an after-tax basis) and $131 million ($102 million, or $0.20 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. Additionally, we recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property we sold in conjunction with our business optimization initiatives.
3.The company’s results in 2020 included $38 million ($30 million, or $0.06 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2019 included $37 million ($26 million, or $0.05 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Claris and the Recothrom and Preveleak products in prior periods and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities.
4.The company’s results in 2020 and 2019 included costs of $22 million ($16 million, or $0.03 per diluted share, on an after-tax basis) and $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in 2021.
5.The company’s results in 2020 included costs of $22 million ($18 million, or $0.03 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions and related legal matters. Additionally, the company recorded incremental stock compensation expense as it extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
6.The company's results in 2020 and 2019 included charges of $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) and $31 million ($24 million, or $0.05 per diluted share, on an after-tax basis) for asset impairments related to developed-technology intangible assets.
7.The company's results in 2019 included a benefit of $37 million ($29 million, or $0.06 per diluted share, on an after-tax basis) related to its allocation of insurance proceeds received pursuant to a settlement and cost-sharing agreement for a legacy product-related matter.
8.The company's results in 2019 included a benefit of $40 million ($30 million, or $0.06 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.
9.The company's results in 2019 included updates to the estimated impact of U.S. federal tax reform previously made by the company of $16 million, or $0.03 per diluted share.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,549	$1,534	1%	2%	$4,455	$4,462	(0)%	2%
EMEA	777	730	6%	3%	2,262	2,179	4%	4%
APAC	646	587	10%	7%	1,775	1,682	6%	7%
Total Baxter	$2,972	$2,851	4%	4%	$8,492	$8,323	2%	3%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Sales by GBU
(unaudited)
($ in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$955	$918	4%	4%	$2,744	$2,679	2%	5%
Medication Delivery ²	680	701	(3)%	(3)%	1,982	2,024	(2)%	(1)%
Pharmaceuticals ³	540	527	2%	1%	1,552	1,575	(1)%	(1)%
Clinical Nutrition [4]	237	219	8%	5%	676	639	6%	7%
Advanced Surgery [5]	236	216	9%	9%	628	646	(3)%	(2)%
Acute Therapies [6]	177	130	36%	35%	519	391	33%	35%
Other[7]	147	140	5%	4%	391	369	6%	7%
Total Baxter	$2,972	$2,851	4%	4%	$8,492	$8,323	2%	3%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes primarily sales of contract manufacturing services from the company’s pharmaceutical partnering business.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
GBU Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended September 30,
	2020			2019			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$216	$739	$955	$199	$719	$918	9%	3%	4%
Medication Delivery	434	246	680	461	240	701	(6)%	3%	(3)%
Pharmaceuticals	210	330	540	223	304	527	(6)%	9%	2%
Clinical Nutrition	90	147	237	80	139	219	13%	6%	8%
Advanced Surgery	139	97	236	134	82	216	4%	18%	9%
Acute Therapies	72	105	177	44	86	130	64%	22%	36%
Other	83	64	147	83	57	140	0%	12%	5%
Total Baxter	$1,244	$1,728	$2,972	$1,224	$1,627	$2,851	2%	6%	4%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
GBU Sales by U.S. and International
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2020			2019			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$629	$2,115	$2,744	$587	$2,092	$2,679	7%	1%	2%
Medication Delivery	1,296	686	1,982	1,308	716	2,024	(1)%	(4)%	(2)%
Pharmaceuticals	653	899	1,552	690	885	1,575	(5)%	2%	(1)%
Clinical Nutrition	250	426	676	236	403	639	6%	6%	6%
Advanced Surgery	370	258	628	397	249	646	(7)%	4%	(3)%
Acute Therapies	204	315	519	136	255	391	50%	24%	33%
Other	186	205	391	183	186	369	2%	10%	6%
Total Baxter	$3,588	$4,904	$8,492	$3,537	$4,786	$8,323	1%	2%	2%

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operations - continuing operations	$1,158	$1,281
Capital expenditures	(472)	(505)
Free cash flow - continuing operations	$686	$776
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended September 30, 2019 to The Three Months Ended September 30, 2020
(unaudited)

	Net Sales Growth As Reported	Seprafilm	FX	Operational Sales Growth*
Renal Care	4%	0%	0%	4%
Medication Delivery	(3)%	0%	0%	(3)%
Pharmaceuticals	2%	0%	(1)%	1%
Clinical Nutrition	8%	0%	(3)%	5%
Advanced Surgery	9%	(14)%	0%	(5)%
Acute Therapies	36%	0%	(1)%	35%
Other	5%	0%	(1)%	4%
Total Baxter	4%	(1)%	0%	3%

U.S.	2%	(1)%	0%	0%
International	6%	(1)%	(1)%	4%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Nine Months Ended September 30, 2019 to The Nine Months Ended September 30, 2020
(unaudited)

	Net Sales Growth As Reported	Seprafilm	FX	Operational Sales Growth*
Renal Care	2%	0%	3%	5%
Medication Delivery	(2)%	0%	1%	(1)%
Pharmaceuticals	(1)%	0%	0%	(1)%
Clinical Nutrition	6%	0%	1%	7%
Advanced Surgery	(3)%	(10)%	1%	(13)%
Acute Therapies	33%	0%	2%	35%
Other	6%	0%	1%	7%
Total Baxter	2%	(1)%	1%	3%

U.S.	1%	(1)%	0%	0%
International	2%	(1)%	3%	4%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Projected Full Year 2020 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Earnings Per Share Guidance	FY 2020*
Earnings per Diluted Share - U.S. GAAP	$2.41 - $2.44
Estimated intangible asset amortization	$0.33
Estimated business optimization charges	$0.10
Estimated acquisition and integration expenses	$0.06
Estimated investigation and related costs	$0.04
Estimated European medical devices regulation	$0.05
Intangible asset impairment	$0.03
Earnings per Diluted Share - Adjusted	$3.02 - $3.05
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the full year of 2020 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, debt extinguishment gains or losses, or unusual or infrequently occurring items that may occur during the remainder of 2020.